STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                             ARTICLES OF CORRECTION


TYPE OR PRINT CLEARLY IN BLACK INK.

The following information is submitted pursuant to Section 33-1-240 of the 1976 South Carolina Code of Laws, as amended:

1.   The name of the corporation is   South Carolina Electric & Gas Company
                                    ------------------------------------------

2.   That on      May 22, 2001  the corporation filed (fill out whichever is applicable):
             -------------------

     a. [ X ] The following described document:

                              Articles of Amendment



     b. [ ] The attached document (attach copy of the document).

3. That this document was incorrect in the following manner:

     In item 3(d), the total number of shares which the corporation had the authority to issue after giving effect to the cancellation and the number of authorized shares of
  ------------------------------------------------------------------------------

     Serial Preferred Stock ($100 par value) (1 vote) were each overstated by 1,000,000.



4. That the incorrect matters stated in Paragraph 3 should be revised as follows:

     Item 3(d) should be revised to read as set forth on Exhibit A attached hereto.








Date February 16, 2004                  South Carolina Electric & Gas Company
    --------------------------------   ---------------------------------------
                                            Name of Corporation

                                                s/Lynn M. Williams
                                            -----------------------------------
                                            Signature

                                                Lynn M. Williams, Secretary
                                            -----------------------------------
                                            Type or Print Name and Office


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                                    Exhibit A


(d) The number of shares which the corporation has authority to issue after giving effect to such cancellation is 55,428,896, itemized as follows:

                                                                             Series                 No. of Shares
         Class

Cumulative Preferred Stock ($50 par value)                                   5%                               125,209
          "               "           "               "                      4.60%                                  0
          "               "           "               "                      4.50%                              9,600
          "               "           "               "                      4.60% (Series A)                  16,052
          "               "           "               "                      5.125%                            67,000
          "               "           "               "                      4.60% (Series B)                  54,400
          "               "           "               "                      6%                                66,635
          "               "           "               "                      9.40%                                  0
          "               "           "      ($100 par value)                8.12%                                  0
          "               "           "               "                      7.70%                                  0
          "               "           "               "                      8.40%                                  0
          "               "           "      ($50 par value)                 8.72%                                  0
          "               "           "      ($100 par value)                6.52%                          1,000,000


Serial Preferred Stock ($50 par value) (1 vote)      ----                                                     640,000
Serial Preferred Stock ($100 par value) (1 vote)     ----                                                     750,000
Serial Preferred Stock ($25 par value) (1/4 vote)    ----                                                   2,000,000
Serial Preferred Stock ($50 par value) (1/2 vote)    ----                                                     700,000
Common Stock ($4.50 par value)                       ----                                                  50,000,000
                                                                                                           ----------
                                                                                                           55,428,896

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